UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2005

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4545 Towne Centre Court, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

On December 16, 2005, NuVasive, Inc. (the “Company”) entered into Master Technology and Services Agreement Amendment #1 with Medidata Solutions, Inc., which amends the Master Technology and Services Agreement originally executed by the parties on September 2, 2005 (together, the “Agreement”). Under the Agreement, Medidata granted the Company licenses to use its electronic clinical data management technology and agreed to provide support services during clinical studies of certain of the Company’s investigational medical devices.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
10.1*	Master Technology and Services Agreement dated September 2, 2005, and Master Technology and Services Agreement Amendment #1 dated December 16, 2005, each between the Company and Medidata Solutions, Inc.

*	Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. This exhibit has been filed separately with the Secretary of the Commission without the redactions pursuant to our Application Requesting Confidential Treatment under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: December 22, 2005	By:	/s/ ALEXIS V. LUKIANOV
Alexis V. Lukianov Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Master Technology and Services Agreement dated September 2, 2005, and Master Technology and Services Agreement Amendment #1 dated December 16, 2005, each between the Company and Medidata Solutions, Inc.

*	Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. This exhibit has been filed separately with the Secretary of the Commission without the redactions pursuant to our Application Requesting Confidential Treatment under the Securities Exchange Act of 1934.